RSM

RSM US LLP

4 Times Square
151 W 42nd Street, 19th Floor
New York, NY 10036

T +1 212 372 1000
F +1 212 372 1001

www.rsmus.com

March 17, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Unity Bancorp, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on March 17, 2023, and we agree with such statements concerning our firm.

/s/ RSM US LLP